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                                                                   Exhibit 10.35



                        SUPERCONDUCTOR TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT



         This Agreement is entered into as of July 1, 1997, (the "Effective Date") by and between Superconductor Technologies, Inc. (the "Company"), and E. Ray Cotten (the "Employee").

         In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

         1. POSITION AND DUTIES. Employee shall be employed, as of the Effective Date, as Vice Chairman of the Company, reporting to the Company's Board of Directors and President and CEO and assuming and discharging such responsibilities as are commensurate with Employee's position. Employee acknowledges that frequent travel may be necessary in carrying out his duties hereunder. Employee shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder.

         2. AT-WILL EMPLOYMENT. The parties agree that the Employee's employment with the Company shall be "at-will" employment and may be terminated at any time with or without cause or notice. No provision of this Agreement shall be construed as conferring upon Employee a right to continue as an employee of the Company.

         3. COMPENSATION. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive an annual base salary of $154,000 (the "Base Salary"), payable monthly in accordance with the Company's normal payroll practices.

         4. OTHER BENEFITS. Employee shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

         5. EXPENSES. The Company shall reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.


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         6. TERMINATION.

                  (A) INVOLUNTARY TERMINATION. If Employee's employment with the Company terminates in an Involuntary Termination, then (i) Employee shall be entitled to receive continuing payments of severance pay at a rate equal to Employee's current Base Salary, and (ii) the Company shall make available to Employee and Employee's spouse and dependents, at the Company's expense for a period of twelve (12) months following Employee's termination, group health, life and other similar insurance plans substantially comparable to the group health, life and other similar insurance plans in which Employee or such dependents participated on the date of such termination.

                  (B) OTHER TERMINATION. If Employee's employment terminates other than in an Involuntary Termination, then Employee shall not be entitled to receive severance or other benefits pursuant to this Agreement, but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefits plans and policies existing at the time of such termination.

         7. DEFINITIONS.

                  (A) CAUSE. "Cause" shall mean the occurrence of any one or more of the following: (i) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; (ii) Employee's misappropriation of funds or commission of an act of fraud, whether prior or subsequent to the date hereof, upon the Company; (iii) negligence by Employee in the scope of Employee's services to the Company; (iv) a breach by Employee of a material provision of this Agreement; or (v) a failure of Employee to substantially perform his duties hereunder. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to Employee setting forth the reasons for Company's intention to terminate for Cause, and (ii) an opportunity for Employee, together with his counsel, if any, to be heard before the Board.

                  (B) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean (i) without Employee's express written consent, a material reduction of Employee's duties, position or responsibilities relative to Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of Employee from such position, duties and responsibilities, unless Employee is provided with comparable duties, position and responsibilities; (ii) without Employee's express written consent, a material reduction of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (iii) without Employee's express written consent, a reduction by the Company of Employee's Base Salary in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 11 below.



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         8. RIGHT TO ADVICE OF COUNSEL. Employee acknowledges that he has had the right to consult with counsel and is fully aware of his rights and obligations under this Agreement.

         9. SUCCESSORS.

                  (A) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                  (B) EMPLOYEE'S SUCCESSORS. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. NOTICE CLAUSE.

                  (A) MANNER. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

                  (B) EFFECTIVENESS. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Section 12(a).

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

         13. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.


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         14. TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Acquiror and the Company by their duly authorized officers, as of the day and year first above written.

                               SUPERCONDUCTOR TECHNOLOGIES, INC.


                               By: /s/ James G. Evans, Jr.
                                  ------------------------------------

                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------

                               EMPLOYEE:

                               /s/ E. Ray Cotten
                               -----------------------------------
                               Name


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